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                                                                   EXHIBIT ___

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                              FIRST AMENDMENT TO
                      LETTER OF CREDIT FACILITY AGREEMENT


                                     among


                               NGC CORPORATION,
                               as the Borrower,


                                      and

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                          Individually and As Agent,


                                      and


                           THE LENDERS NAMED THEREIN


                          Dated as of April 23, 1997



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            FIRST AMENDMENT TO LETTER OF CREDIT FACILITY AGREEMENT


     THIS FIRST AMENDMENT TO LETTER OF CREDIT FACILITY AGREEMENT (the "Amendment"), dated as of April 23, 1997, is among NGC Corporation, a Delaware corporation, as Borrower (the "Borrower"), the Lenders parties thereto and Canadian Imperial Bank of Commerce, a Delaware corporation, as Agent. The parties hereto agree as follows:


                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Borrower, the Lenders and the Agent have heretofore entered into a certain Letter of Credit Facility Agreement, dated as of September 1, 1996 (herein called the "Letter of Credit Facility Agreement"); and

     WHEREAS, the Borrower and NGC Acquisition Corporation II, a wholly-owned subsidiary of the Borrower, ("NACII") have entered into that certain Agreement and Plan of Merger dated as of February 17, 1997 (hereinafter the "Destec Contract") with Destec Energy, Inc., ("Destec") and The Dow Chemical Company, whereby at the closing of the transaction contemplated thereby (the "Destec Transaction"), Borrower will acquire the stock of Destec and NACII shall be merged with and into Destec; and

     WHEREAS, the Borrower, the Lenders and the Agent now intend to amend the Letter of Credit Facility Agreement in certain respects as hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Lenders and the Agent hereby agree as follows:

     SECTION 1.  Amendments to Letter of Credit Facility Agreement

     A. The following definitions are added to Section 1.1 of the Letter of Credit Facility Agreement in alphabetical order:


     "AES" means The AES Corporation, a Delaware corporation.
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     "AES Contract" means the Asset Purchase Agreement dated February 17, 1997 between the Borrower and AES.

     "AES Transaction" means the sale by Borrower of the International Assets (as defined in the AES Contract) of Destec pursuant to the AES Contract.

     "Destec" means Destec Energy, Inc., a Delaware corporation.

     "Destec Contract" means the Agreement and Plan of Merger dated February 17, 1997 among NGC Acquisition Corporation II, the Borrower, Destec and The Dow Chemical Company.

     "Destec Transaction" means the Borrower's acquisition of the stock of Destec and the merger of NGC Acquisition Corporation II with and into Destec pursuant to the Destec Contract.

     "Guarantor Discontinuance Test" means, with respect to any Subsidiary of the Borrower, a Subsidiary which at the end of a calendar quarter has (i) consolidated fixed assets plus net working capital with a book value of less than $80,000,000 or (ii) 12% or less of the Consolidated EBITD for such calendar quarter, as determined by the then most recent financial statements provided pursuant to Section 6.1.1.

     "Institutionally Targeted Capital Securities" means the capital securities to be issued in an aggregate amount of up to $250,000,000 by a Delaware business trust, the proceeds of which will be loaned to the Borrower or one or more of its Subsidiaries all on terms substantially similar to the Summary of Terms previously delivered to the Agent on March 13, 1997.

     B.   Clause (c) of the definition of "Consolidated EBITD" appearing in
Section 1.1 of the Letter of Credit Facility Agreement is amended to read in its entirety as follows:

     "(c) to the extent taken into account in calculating Consolidated Net Income (excluding income taxes) referred to in clause (a) of this definition, the aggregate amount of all costs and expenses incurred as a result of the Destec Transaction, the Trident Merger and of the Midstream Merger, respectively, including, without limitation, all prepayment premiums payable on Debt required to be prepaid as a result of the occurrence of the Trident Merger plus".

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     C.   The definition of "Debt" appearing in Section 1.1 of the Letter of
Credit Facility Agreement is amended by inserting at the end of such definition before the period the following:

     "; provided, that for purposes of the foregoing clauses (a), (b), (c) and
     (d), Debt shall only include, in the case of the Borrower and its Subsidiaries, only such obligations as are shown as a liability on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles; provided further that the Institutionally Targeted Capital Securities shall not constitute Debt."

     D. Section 5.11 of the Letter of Credit Facility Agreement is amended by adding the phrase "other than the purchase of margin stock from time to time in connection with transactions (i) authorized by the board of directors of the Borrower, (ii) either (A) authorized by the board of directors or other governing body of the Person which stock is being acquired or (B) involving less than 5% of the stock of any Person and (iii) which would not cause the Borrower to fail to be in compliance with the following sentence" at the end of the second sentence of that Section 5.11 after the word "stock".

     E.   Section 5.16 is amended to read in its entirety as follows:

     "Public Utility Holding Company Act. Each of the Borrower and each of its Subsidiaries is not subject to, or is exempt from, regulation as a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", in each case as such terms are defined in the Public Utility Holding Company Act of 1935, as amended and the rules and regulations thereunder."

     F. Section 6.1.2 is amended by adding the phrase "other than purchases which comply with the second sentence of Section 5.11" at the end of the last sentence of such Section before the period.

     G. Section 6.1.3 of the Letter of Credit Facility Agreement is amended by inserting the following at the end of the last sentence before the period: "; provided further that notwithstanding anything to the contrary in this Section 6.1.3, no Subsidiary of Destec shall be required to deliver a Guaranty

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pursuant to this Section 6.1.3 to the extent (i) it does not incur any Debt or issue any Guaranty after the effective date of the Destec Transaction and (ii) the eighteenth month anniversary of the effective date of the Destec Transaction has not yet occurred; provided, that if within such eighteen month period a Destec Subsidiary which has provided a Subsidiary Guaranty pursuant to this
Section 6.1.3 is (A) sold or otherwise transferred and ceases to be a Subsidiary of the Borrower or (B) sells or transfers assets and as a result thereof is not (after giving effect to such sales and transfers) a Subsidiary which would be obligated to deliver a Subsidiary Guaranty under this Section 6.1.3, then so long as no Default or Event of Default has occurred and is continuing, such Subsidiary Guaranty shall be automatically released upon such sale or other transfer in the case of the foregoing (A) or upon request of the Borrower in the case of the foregoing (B). In addition, a Subsidiary Guaranty delivered by a Guarantor pursuant to this Agreement may be released and terminated upon written request of the Borrower provided that (A) such Guarantor as of the end of the most recent calendar quarter prior to the quarter in which such request is made satisfies the Guarantor Discontinuance Test, (B) at the time of such release no Default or Event of Default shall have occurred and be continuing and (C) upon the effectiveness of such termination all other Guaranties of such Subsidiary with respect to any Debt of the Borrower (other than the Obligations) shall concurrently terminate and be of no further force or effect. The Administrative Agent is hereby authorized by each of the Lenders to provide to the Borrower on behalf of the Lenders written confirmation of the release and termination of any Guarantor pursuant to either of the two preceding sentences."

     H. Section 6.1.4 of the Letter of Credit Facility Agreement is amended by adding the phrase: "(after giving effect to the Destec Transaction)" after the word "contemplated" in the third line.

     I. Section 6.2.4 of the Letter of Credit Facility Agreement is amended by amending clause (i) thereof to read in its entirety as follows: "(i) sales of inventory, Natural Gas, electricity, crude oil, natural gas liquids and other forms of energy in the ordinary course of business," and by inserting at the end of such Section before the period the following:

     "or;

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          (ix) the AES Transaction; or

          (x) the sale of any of Destec's assets or any of Destec's Subsidiaries, in whole or in part, within 18 months of the effective date of the Destec Transaction;"

     J. Clauses (vi) and (vii) of Section 6.2.7 of the Letter of Credit Facility Agreement are hereby amended to read in their entirety as follows:

          "(vi) Guaranties of (A) Debt of the Borrower and its Subsidiaries otherwise permitted pursuant to the terms of this Agreement, (B) obligations of the Borrower and its Subsidiaries under leases that do not constitute Capitalized Lease Obligations at the time such leases are entered into, and (C) other obligations of the Borrower and its Subsidiaries (other than (1) Guaranties of Debt of Persons other than the Borrower and its Subsidiaries (2) Guaranties of obligations set forth in agreements, undertakings or other arrangements by which the Borrower and its Subsidiaries agree to maintain the net worth, working capital or any other financial condition of any other Person, (3) Guaranties of the type referred to in clause (a) of the definition of the term Guaranty and not otherwise permitted by clause (iv) of this Section 6.2.7, and (4) completion guaranties or similar assurances that a project performs as planned) of a type normally incurred in the industry and incurred in the ordinary course of business; and

          (vii) to the extent not included above, Guaranties of other obligations (including, without limitation, agreements containing completion guaranties or similar assurances that a project performs as planned and excluding Guaranties of the type referred to in clause (a) of the definition of Guaranty not otherwise permitted by clause (iv) of this
     Section 6.2.7) which obligations are otherwise permitted pursuant to the terms of this Agreement not to exceed in the aggregate at any time the greater of $150,000,000 or 5% of the Borrower's tangible assets on a consolidated basis at such time."

     K. Section 6.2.10 of the Letter of Credit Facility Agreement is amended to read in its entirety as follows:

     "The Borrower will not, and will not permit any Subsidiary of the Borrower to, enter into any transaction (including, without limitation, the purchase or sale of any Property or

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     service) with, or make any payment or transfer to, any Affiliate (other than the Borrower or any of its Subsidiaries and other than dividends to shareholders of the Borrower) except upon terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction and except the transactions and payments contemplated in and made pursuant to the Destec Contract or the Trident Merger Agreement or the Midstream Merger Agreement and together with, in each case, the other agreements attached as Exhibits thereto and except transactions and payments between Destec and its Affiliates pursuant to agreements in effect at the time of the completion of the Destec Transaction."

     L. Section 6.3.1 of the Letter of Credit Facility Agreement is amended by inserting at the end of such Section before the period the following:

     "; provided that for purposes of this Section 6.3.1, the Institutionally Targeted Capital Securities will not constitute equity of the Borrower and its Subsidiaries".

     M. Section 6.3.2 of the Letter of Credit Facility Agreement is amended to read in its entirety as follows:

     "The Borrower will not permit its Leverage Ratio to exceed 60%; provided that notwithstanding the foregoing, until the earlier of (i) the end of the quarter which ends the quarter containing the date which is 18 months from the effective date of the Destec Transaction, and (ii) the effective date of the AES Transaction, the foregoing 60% shall be 65%; provided further that for purposes of determining the Leverage Ratio for purposes of this
     Section 6.3.2, the Institutionally Targeted Capital Securities are deemed to be included in stockholders' equity."

     N. Sections 7.10 and 7.11 of the Letter of Credit Facility Agreement are amended to read in their entirety as follows:

     "7.10 Any Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Subsidiary Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Subsidiary Guaranty to which it is a party, or any Guarantor denies that it has any further liability under any Subsidiary Guaranty to which it

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

     is a party, or gives notice to such effect; provided, however, that no termination of a Subsidiary Guaranty resulting from the merger of one Subsidiary of the Borrower which has executed a Subsidiary Guaranty into another Subsidiary of the Borrower which has executed a Subsidiary Guaranty shall constitute a Default so long as the Subsidiary Guaranty of the corporation surviving such merger remains in full force and effect and that any release or termination of a Subsidiary Guaranty pursuant to Section
     6.1.3 shall not constitute a Default.

     7.11 Subsidiaries. The Borrower shall cease to own, directly or indirectly, free and clear of Liens, at least the following percentage (or such lesser percentage of such Person as was owned at the time such Person reached either of the thresholds described in (i)(A) or (i)(B) below, without giving effect to transfers made in contemplation of such Person's reaching such threshold) of the issued and outstanding capital stock or other equity of a Guarantor other than as a result of the merger of such Guarantor into another Subsidiary of the Borrower or as a result of a transfer that did not result in a Default under this Section 7.11 at the time made: (i) 80% of a Guarantor at any time either (A) having fixed assets and net working capital with a book value equal to or greater than $100,000,000 or (B) contributing 15% or more of the Consolidated EBITD for an entire calendar quarter or (ii) 51% of any Guarantor other than a Guarantor referred to in the foregoing clause (i); provided, however that the failure to own a Guarantor that has been released, or whose Subsidiary Guaranty has been terminated, pursuant to Section 6.1.3 shall not constitute a Default."

     O. Section 8.2(v) of the Credit is amended by adding at the end thereof before the period the phrase "other than the release pursuant to Section 6.1.3 of a Subsidiary Guaranty."


     SECTION 2. To induce the Lenders and the Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Letter of Credit Facility Agreement (except to the extent such representations and warranties relate solely to an earlier date).

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      SECTION 3.  The effectiveness of (a) paragraphs G (other than the provisions relating to Destec and the Destec Transaction), N, and O of this Amendment is conditioned upon counterparts of this Amendment being executed by the Borrower, each Lender and the Agent and (b) the remainder of this Amendment is conditioned upon the foregoing and upon receipt by the Agent on or before September 30, 1997 of each of the following, each in form and substance reasonably satisfactory to the Agent:

             (i) A certificate of the Secretary or an Assistant Secretary of the Borrower with respect to the resolutions in full force and effect authorizing the execution, delivery and performance of this Amendment and with respect to the names of its Authorized Officers authorized to sign this Amendment together with a sample of the true signature of each such officer;

             (ii) Favorable opinions of counsel to the Borrower including, without limitation, opinions with respect to the due authorization, execution and delivery of this Amendment and the legality, validity and enforceability of this Amendment and the Letter of Credit Facility Agreement as amended hereby; and

             (iii) Such other documents as the Agent, any Lender or its counsel shall have reasonably requested.

      Notwithstanding the foregoing, the effectiveness of the provisions of this Amendment relating to Destec, Destec's Subsidiaries, the Destec Transaction, AES, the AES Contract, and the AES Transaction are conditioned upon the foregoing and upon receipt by the Agent on or before September 30, 1997 of a copy of the fully executed Destec Contract certified by an officer of Borrower as being true, correct and complete together with a certificate of an officer of Borrower to the effect that the conditions of closing set forth therein have been satisfied.

      SECTION 4.  Upon the effectiveness hereof as provided in the foregoing
Section 3, this Amendment (or the portions thereof) shall be deemed to be an amendment to the Letter of Credit Facility Agreement, and the Letter of Credit Facility Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Letter of Credit Facility Agreement in any other document, instrument, agreement or writing

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shall hereafter be deemed to refer to the Letter of Credit Facility Agreement as amended hereby.

      SECTION 5. THIS AMENDMENT SHALL BE A CONTRACT GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. All obligations of the Borrower and rights of the Lenders and the Agent expressed herein shall be in addition to and not in limitation of those provided by applicable law. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

      SECTION 6. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.

      SECTION 7. This Amendment shall be binding upon the Borrower and the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of each of the Borrower, the Lenders and the Agent and the successors and assigns of any of the Lenders and the Agent.

      SECTION 8. EACH OF THE BORROWER, THE LENDERS AND THE AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE BORROWER, THE LENDERS OR THE AGENT. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AMENDMENT.

      SECTION 9. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR

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PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.
NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

      IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                          NGC CORPORATION


                                          By:___________________________________
                                          Print Name:___________________________
                                          Title:________________________________


CANADIAN IMPERIAL BANK OF COMMERCE
individually and as Agent


By:_______________________________
Its:______________________________


ABN AMRO BANK, N.V.


By:_______________________________
Print Name:_______________________
Title:____________________________


By:_______________________________
Print Name:_______________________
Title:____________________________


THE FIRST NATIONAL BANK OF BOSTON


By:_______________________________
Print Name:_______________________
Title:____________________________

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CREDIT LYONNAIS NEW YORK BRANCH


By:_______________________________
Print Name:_______________________
Title:____________________________


THE FIRST NATIONAL BANK OF CHICAGO


By:_______________________________
Print Name:_______________________
Title:____________________________


MELLON BANK, N.A. (WEST)


By:_______________________________
Print Name:_______________________
Title:____________________________


BANK OF MONTREAL


By:_______________________________
Print Name:_______________________
Title:____________________________


THE BANK OF NOVA SCOTIA


By:_______________________________
Print Name:_______________________
Title:____________________________

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THE CHASE MANHATTAN BANK (successor
by merger to The Chase Manhattan Bank
National Association)


By:_______________________________
Print Name:_______________________
Title:____________________________


NATIONSBANK OF TEXAS, N.A.


By:_______________________________
Print Name:_______________________
Title:____________________________


ROYAL BANK OF CANADA


By:_______________________________
Print Name:_______________________
Title:____________________________

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